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                                                                    EXHIBIT 10.3

                     SECOND AMENDMENT TO SECURITY AGREEMENT

         THIS SECOND AMENDMENT TO SECURITY AGREEMENT is executed as of December 31, 1997, by BIODYNAMICS INTERNATIONAL, INC. (the "Debtor"), for the benefit of RENAISSANCE CAPITAL PARTNERS, II, LTD. ("Secured Party").

                              W I T N E S S E T H:

         WHEREAS, Debtor and Secured Party are party to a Security Agreement dated as of June 30, 1997 (the "Security Agreement") as amended by the First Amendment to Security Agreement dated as of September 15, 1997;

         WHEREAS, Debtor has requested that Secured Party provide (i) additional financing to Pledgor, and (ii) modify the terms of the indebtedness represented by the Note to extend the maturity date, to reduce the interest rate from 12% per annum to 9% per annum, and to convert the indebtedness into a loan which is convertible into the common stock of the Debtor and Secured Party has agreed to provide the requested accommodations to Debtor;

         NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

         1.      AMENDMENT OF SECTION 1 OF SECURITY AGREEMENT.

         Section 1 is deleted and the following is inserted in its place as new
         Section 1:

         REFERENCE TO NOTE. This security agreement is being executed and delivered in connection with, and to secure all obligations and liabilities of Debtor to Secured Party pursuant to the terms of (i) Convertible Debenture Loan Agreement by between Biodynamics International, Inc. its wholly owned subsidiaries Biodynamics International (Deutschland) GmbH, Biodynamics International (United States), Biodynamics for Partnerships, Inc. and Renaissance Capital Partners II, Ltd.; and (ii) 9% Convertible in the principal amount of $2,074,081.06 by and between Biodynamics International, Inc. its wholly owned subsidiaries Biodynamics International (Deutschland) GmbH, Biodynamics International (United States), Biodynamics for Partnerships, Inc. and Renaissance Capital Partners II, Ltd.

         2.      ADDITIONAL REPRESENTATIONS AND WARRANTIES.

         Debtor represents and warrants to Secured Party that Debtor has full power and authority to execute and deliver this Amendment, and this Amendment constitutes Debtor's valid, binding and enforceable obligation.

         3.      MISCELLANEOUS.

         This Amendment, the Security Agreement, and all related instruments and agreements shall be governed by the laws of the State of Texas. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original.




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         4.      ENTIRE AGREEMENT.

         This Security Agreement, as amended hereby, is ratified and continues in full force and effect.

         THIS AGREEMENT, TOGETHER WITH THE SECURITY AGREEMENT, FIRST AMENDMENT TO SECURITY AGREEMENT, CONVERTIBLE DEBENTURE LOAN AGREEMENT AND CONVERTIBLE DEBENTURE, CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, this Second Amendment to Security Agreement has been duly executed as of the date set forth above.

         FOR VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Debtor hereby covenants and agrees with Secured Party as follows:

         EXECUTED as of the day and year first herein set forth.


                                        BIODYNAMICS INTERNATIONAL, INC.

1719 Route 10, Suite 34
Parsippany, New Jersey 07054
                                        By: _______________________________
                                        Name:    Karl Meister
                                        Title:   Chief Executive Officer